UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 10, 2014
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders
SIGNATURES

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Matters voted upon and votes cast at the annual meeting of shareholders of Weyerhaeuser Company held on Thursday, April 10, 2014, were:

The reelection of Debra A. Cafaro, Mark A. Emmert, John I. Kieckhefer, Wayne W. Murdy, Nicole W. Piasecki, Doyle R. Simons, Richard H. Sinkfield, D. Michael Steuert, Kim Williams, and Charles R. Williamson to the board of directors.

	For	Against	Abstain	Broker Non-Votes
Cafaro ...............	459,684,862	2,501,614	1,931,243	54,966,228
Emmert .............	459,079,118	3,072,658	1,965,943	54,966,228
Kieckhefer ........	455,012,489	7,117,603	1,986,938	54,966,228
Murdy ...............	460,364,730	1,759,678	1,993,311	54,966,228
Piasecki .............	456,007,360	6,186,483	1,923,859	54,966,228
Simons ..............	457,191,517	4,972,389	1,953,124	54,966,228
Sinkfield ............	455,442,228	6,649,257	2,025,676	54,966,228
Steuert ...............	459,860,945	2,256,938	1,999,836	54,966,228
Williams ............	460,520,850	1,643,511	1,952,669	54,966,228
Williamson ........	456,043,446	6,080,552	1,993,721	54,966,228

	For	Against	Abstain	Broker Non-Votes
Proposal to approve the advisory (non-binding) resolution relating to executive compensation	443,194,256	17,605,477	3,317,986	54,966,228
Proposal to approve, on an an advisory basis, the appointment of auditors	508,348,347	8,303,259	2,432,341	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne M. Hillman
Its:	Vice President and Chief Accounting Officer

Date: April 15, 2014